Exhibit 99.1

Rockwell Medical Amends Loan and Security Agreement with
Innovatus Life Sciences Lending Fund

Defers principal payments of $8.0 million up to three years, reduces Rockwell's need for additional operating capital, and enhances the Company's cash balance

Rockwell Medical provides preliminary projected fourth quarter and full-year 2023 financial results

Wixom, Michigan, January 8, 2024 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced that the Company amended its loan and security agreement with Innovatus Life Sciences Lending Fund I, LP ("Innovatus").

Rockwell Medical and its wholly owned subsidiary, Rockwell Transportation, Inc., initially entered into a loan and security agreement with Innovatus on March 16, 2020 under which Innovatus agreed to make certain term loans to the Company, of which the Company drew down approximately $21.0 million. At December 31, 2023, the Company's outstanding balance under those term loans was $8.0 million (the "Term Loans").

Under the terms of the third amended and restated loan and security agreement (the "Amendment"), Rockwell Medical reduced the interest rate on, and extended the loan maturity date for, the Term Loans from March 2025 to January 2029. The Company will make interest-only payments for thirty months, or up to thirty-six months if certain conditions are met. In connection with the execution of the Amendment, the Company issued to Innovatus a warrant to purchase 191,096 shares of the Company's common stock with an exercise price of $1.83 per share. The warrant is immediately exercisable through January 2, 2029.

"Over the past 18 months, we significantly reduced the leverage on our business," said Mark Strobeck, Ph.D., President and CEO of Rockwell Medical. "As we work towards sustained profitability and positive cash flow, we continue to seek ways to enhance our financial stability and our cash balance. Based on the amortization schedule under the loan and security agreement prior to the Amendment, we would have been required to pay off $6.0 million of the outstanding debt in 2024 and $2.0 million in 2025, which would have significantly reduced our cash balance during this period. While the Amendment extends the maturity date of the Term Loans out to January 2029, it offers us a better interest rate and the financial flexibility we need to help ensure long-term viability and sustainability of our business."

For more details about the Amendment, please reference the Current Report on Form 8-K filed by the Company on January 8, 2024.

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Rockwell Medical Preliminary Fourth Quarter and Full-Year 2023 Projected Results

Rockwell Medical projects net sales in the fourth quarter of 2023 to be between $21.3 million and $22.3 million, a 10% to 16% increase over net sales of $19.3 million for the same period in 2022; gross profit for the fourth quarter of 2023 to be between $1.6 million and $2.6 million, similar to gross profit of $2.3 million for the same period in 2022; and projects that the Company will report adjusted EBITDA between $(0.9) million and $0.1 million in the fourth quarter of 2023.

Rockwell Medical is narrowing its full-year 2023 guidance and projects net sales for the twelve months ended December 31, 2023 to be between $82.8 million and $83.8 million, a 14% to 15% increase over net sales of $72.8 million in 2022, and gross profit for the full-year 2023 to be between $7.4 million and $8.4 million, an 80% to 105% increase over gross profit of $4.1 million in 2022. The Company projects adjusted EBITDA for the full-year 2023 to be between $(5.5) million and $(4.5) million. Rockwell Medical projects cash, cash equivalents and investments available-for-sale at December 31, 2023 to be $11.0 million compared to $11.7 million at September 30, 2023.

The fourth quarter 2023 and full-year 2023 net sales, gross profit and adjusted EBITDA and December 31, 2023 cash balance included in this release are preliminary and are therefore subject to adjustment. The preliminary results are based on management’s initial analysis of operations for the quarter and year ended December 31, 2023. The Company expects to report fourth quarter and full-year 2023 financial and operational results in March 2024.

	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023
(In Millions)	Low	High	Low	High
Net Sales	$21.3	$22.3	$82.8	$83.8

Gross Profit	1.6	2.6	7.4	8.4

Net Loss	(2.2)	(1.2)	(9.1)	(8.1)

Adjusted EBITDA*	(0.9)	0.1	(5.5)	(4.5)

* See reconciliation to GAAP financial measures in the tables below.

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About Rockwell Medical
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed at freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the second largest supplier of acid and bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of hemodialysis concentrates. Certified as a Great Place to Work® in 2023, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “are determined,” “are on track,” “has the vision,” "work to," "drive towards," “focused on,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include, but are not limited to, Rockwell Medical’s expectations regarding its reduced need for additional operating capital and enhanced cash balance, the Company’s ability to achieve profitability and positive cash flow, Rockwell Medical’s expectations and projections regarding its future operating results and financial performance, and the Company’s vision of becoming the leading global provider of hemodialysis concentrates. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include, but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, as such description may be amended or updated in any future reports we file with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:
Heather R. Hunter

SVP, Chief Corporate Affairs Officer
(248) 432-1362

IR@RockwellMed.com

Financial Tables Follow

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Reconciliation to GAAP Financial Measures

Estimated Adjusted EBITDA

	Three Months Ended		12 Months Ended
	December 31, 2023		December 31, 2023
(in millions)	Low	High	Low	High
Net Loss	$(2.2)	$(1.2)	$(9.1)	$(8.1)
Income taxes	—	—	—	—
Interest expense, net	0.3	0.3	1.2	1.2
Depreciation and amortization	0.8	0.8	1.8	1.8

EBITDA	(1.1)	(0.1)	(6.1)	(5.1)

One time severance costs	-	-	0.8	0.8
Stock-based compensation	0.2	0.2	0.9	0.9
Wanbang deferred revenue	-	-	(2.2)	(2.2)
Wanbang inventory reserve	-	-	1.1	1.1
Adjusted EBITDA	$(0.9)	$0.1	$(5.5)	$(4.5)

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